AUSTRALIAN RESEARCH COUNCIL
LINKAGE GRANT

COLLABORATIVE RESEARCH AGREEMENT

THIS AGREEMENT is made on 23 June 2003

PARTIES

THE UNIVERSITY OF NEW SOUTH WALES, a body corporate established pursuant to the University of New South Wales Act 1989 (NSW) of SYDNEY NSW 2052 (UNSW)

CLEVELAND BIOLABS, 7800 Blackberry Lane, Gates Mills, OH 44040, USA (Collaborator)

RECITALS

A.	Following the submission of the Application, the Australian Research Council (ARC) has awarded a grant (ARC Grant) to UNSW to conduct the Project.

B.
The Collaborator has also agreed to make certain contributions to UNSW in connection with the Project. UNSW and the Collaborator have agreed to enter into this agreement to provide for the terms relating to those contributions.

AGREEMENTS

1.	Definitions and interpretation

1.1	In this agreement:

Application means the application LP0347836 submitted by UNSW to the ARC to conduct the Project approved on or about 2 October 2002, a copy of which is attached as Annexure 1 to this agreement;

ARC Grant means the ARC contribution of the ARC Grant funds as described in the schedule;

Commercialize, in relation to Project Intellectual Property Rights, means to manufacture, sell, hire or otherwise exploit a product or process, or to provide a service, incorporating the Project Material, or to license Project Intellectual Property Rights to any third party to do any of those things;

Confidential Information means any information belonging to a party whether arising from the Project or acquired in confidence by one party from the other and includes all technical, proprietary and operational information, drawings, techniques, processes, know-how, methods of working, data and specifications, trade secrets and other commercially valuable information of any kind but does not include information which:

(a)	at the time of disclosure is already in the public domain;

(b)	becomes available to the public by any means other than breach of this agreement by the receiving party;

(c)	is received by a party from an independent third party who is lawfully in possession and has the power and authority to disclose the information; or

(d)	is required to be disclosed by law;

Intellectual Property Rights means all intellectual and industrial property rights throughout the world including rights in respect of:

(e)	copyright (including future copyright) and rights in the nature of, or analogous to, copyright (for example, neighboring rights);

(a)	trade marks and service marks;

(b)	designs;

(c)	inventions (including patents);

(d)	plant varieties;

(e)	any confidential information (including trade secrets and know-how); and

(f)	circuit layouts,

whether or not now existing, registered or registrable, and includes:

(g)	any right to apply for the registration; and

(h)	all renewals, extensions and revivals,

of such rights;

Project means the project described in the schedule;

Project Intellectual Property Rights means the Intellectual Property Rights in the Project Material;

Project Material means all material including but not limited to:

(a) documents, computer software, equipment and data stored by any means; and

(b)	all material and subject matter in which the rights referred to in paragraphs (a) to (g) of the definition of “Intellectual Property Rights” in this clause subsist,

which is created or developed for the sole purpose of undertaking the Project;

Terms of Grant means the Funding Contract between the Commonwealth as represented by the ARC and the University of New South Nales regarding funding for Linkage — Projects to commence in 2003 which is attached as Annexure 2 to this agreement.

1.2	Unless that context otherwise requires:

(a)	a word which denotes the singular denotes the plural and vice versa;

(b)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(c)	a reference to any legislation includes that legislation as amended, re-enacted, consolidated or substituted;

(d)	a reference to a person includes a partnership and a body whether corporate or otherwise;

(e)	payments under this agreement are to be made in Australian dollars and

(f)	a reference to a thing or amount is a reference to the whole and each part of it.

2.	ARC Grant

2.1	The parties acknowledge and agree that this agreement is governed by and is subject to the conditions of the Terms of Grant.

2.2	In the event of any inconsistency between this agreement and the conditions of the Terms of Grant, the conditions of the Terms of Grant prevail.

2.3	The commencement of this agreement is subject to the approval of the ARC to the change of Collaborator.

3.	Contribution from the Collaborator

3.1	During the term of this agreement, the Collaborator agrees to make the cash and in-kind contributions set out in the schedule.

3.2	The cash contribution for each calendar year referred to in the schedule must be paid by the Collaborator to UNSW within 30 days following receipt of an invoice from UNSW.

4.	Role of the Collaborator and UNSW

Each party will perform the obligations as those obligations are described in the Application.

5.	Goods and services tax

5.1	In this clause 5:

GST, GST law and other terms defined in GST law have the meaning given to those terms in A New Tax System (Goods and Services Tax) Act 1999;

GST Amount in the case of any taxable supply means an amount equal to 10% of the Value of that supply or such other amount of GST payable on that supply under GST law from time to time; and

Value means the GST exclusive amount payable under this agreement.

5.2	Notwithstanding any other provision of this agreement, the amount to be paid for any taxable supply under this agreement, whether expressed as an amount of money or otherwise, is exclusive of GST.

5.3	To the extent any supply:

(a)	made, or to be made, under; or

(b)	in connection with,

this agreement by UNSW constitutes a taxable supply, the Collaborator must pay the GST Amount to UNSW no later than 30 days following notice from UNSW requesting that payment.

5.4	Any amount paid or payable under this agreement on account of GST must be calculated and paid without any deduction or set-off of any other amount payable under this agreement.

6.	Confidential Information

6.1
Each party acknowledges that all Confidential Information disclosed by one party to the other, whether existing before the commencement of this agreement, or created during the term of this agreement, is confidential and, subject to clause 8, will be kept confidential and will not be disclosed to any third party without the prior written consent of the disclosing party, such consent not to be unreasonably withheld.

6.2	On the expiration or termination of this agreement each party must return to the other party all copies of the Confidential Information submitted by the disclosing party to the other party.

6.3
Each party assumes responsibility for the actions of its employees, agents and consultants who have access to the Confidential Information from time to time and will ensure that they are aware of and strictly bound by the obligations created under this agreement.

7.	Intellectual Property

7.1
The ownership of Intellectual Property Rights which exist before the commencement of the Project (“Pre-existing Intellectual Property Rights”) is not altered, transferred or assigned merely by virtue of its use by a party in the Project.

7.2	The title to, and Intellectual Property Rights in, the Project Material are, on its creation, equally co-owned by UNSW and the Collaborator as tenants in common.

7.3
Each party grants to the other party a royalty-free, non-transferable, non-exclusive license to use Pre-existing Intellectual Property Rights owned by the first mentioned party, and which are directly relevant to the conduct of the Project, for the sole purpose of carrying out the Project. The license commences on the commencement of this agreement and terminates on:

(a)	the completion of the Project; or

(b)	the termination or expiration of this agreement as determined in accordance with clause 12,

whichever first occurs.

7.4
Each party grants to the other a royalty-free, free of cost, perpetual, non-exclusive license to use Project Intellectual Property Rights for the purpose of undertaking the Project and for its own internal, non-commercial purposes.

7.5
Should a party wish to Commercialise Project Intellectual Property Rights the parties agree to negotiate a licensing arrangement on reasonable commercial terms which acknowledge each party’s contribution to the:

(a)
creation of the Project Material, including financial contributions, unreimbursed in-kind contributions of Pre-existing Intellectual Property Rights, expertise, materials, equipment, infrastructure and labor to the Project; and

(b)	costs directly incurred in relation to the creation and maintenance of the Project Intellectual Property Rights.

8.	Publications

Each party is entitled to publish the results of the Project provided they obtain the prior written consent of the other party, such consent not to be unreasonably withheld. Consent to publish is not required 12 months following completion of the Project provided no confidential information owned by the non-publishing party is disclosed. The publishing party must provide the non-publishing party with a copy of any proposed publication at least 2 months before publication. Consent to publish will be deemed to have been given if the non-publishing party does not respond by the date of intended publication.

9.	Other obligations

Each party must ensure that all independent contractors and consultants engaged in the Project execute, before commencing work:

(a)	an assignment to the parties of all Project Intellectual Property Rights pursuant to clause 7.2; and

(b)	a confidentiality agreement with respect to Project under which the independent contractor or consultant agrees to:

(i)	keep all information in relation to the Project confidential and not to disclose it to any other party; and

(ii)	only use that information for the sole purpose of carrying out work on the Project.

10.	Indemnity

10.1
Each party (“Indemnifier”) indemnifies the other party and its officers, employees, agents and contractors (“those Indemnified”) from and against all liability, damages, costs, claims and actions howsoever arising (“Loss”) that those Indemnified may suffer, incur or sustain as a result of any willful or negligent act or omission by the Indemnifier or any of its officers, employees, agents or contractors.

10.2
An Indemnifier’s liability to any of those Indemnified under clause 10.1 will be reduced proportionally to the extent that any willful or negligent act or omission by those Indemnified caused or contributed to the Loss.

11.	Dispute resolution

11.1	Any dispute between the parties arising out of this agreement must first be referred for resolution to the general manager or vice-chancellor (or equivalent) of each party.

11.2
If the dispute remains unresolved for a period of 60 days after the referral referred to in clause 11.1, it may be submitted to some alternative dispute resolution mechanism as may be agreed in writing between the parties.

12.	Term, termination and expiration

12.1	The Project commences on the date of this agreement and continues for a period of three years or until such date as may be determined by the ARC (the “Term”).

12.2	UNSW may terminate this agreement immediately by notice to the Collaborator if the Collaborator:

(a)	commits a breach of any term of this agreement and, if the breach is capable of remedy, fails to remedy the breach within 7 days after being required to do so in writing by UNSW; or

(b)
goes into liquidation, has a receiver or receiver and manager appointed to it or any part of its assets, enters into a scheme of arrangement with creditors or suffers any other form of external administration.

12.3
On termination of this agreement, the Collaborator must pay to UNSW all costs incurred by UNSW in relation to the Project at the date of termination and any reasonable additional costs in connection with the Project necessarily incurred by UNSW as a result of the termination provided that the total amount payable to UNSW shall not exceed the unpaid balance of the total cash contribution payable under this agreement by the Collaborator.

12.4	Clauses 6, 7 and 8 survive the expiration or termination of this agreement.

13.	Variation

This agreement may only be varied by the written agreement of the parties.

14.	Governing law and jurisdiction

14.1	This agreement is governed by and must be construed in accordance with the laws of New South Wales.

14.2	Each party:

(a)	irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and all courts which have jurisdiction to hear appeals from them; and

(b)	waives any right to object to proceedings being brought in those courts for any reason.

15.	Waiver

No waiver of any breach of this agreement will be:

(a)	binding on a party unless it is in writing and executed by that party; or

(b)	deemed to be a waiver by that party of any other or subsequent breach of the same term.

16.	Notices

16.1	A notice under this agreement must be in writing and is:

(a)
given if delivered personally or sent by fax or prepaid registered mail to the recipient at the address of the recipient specified in this agreement or at such other address as may from time to time be notified in writing by the recipient to the party giving the notice; and

(b)	deemed to have been given:

(i)	if delivered personally, on the date of delivery:

(ii)	if sent by pre-paid mail, 3 days after posting; and

(iii)	if sent by fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the fax number of the recipient.

16.2	Notices under this agreement are to be sent to:

(a)	For UNSW:	James Walsh Director Research Office The University of New South Wales SYDNEY NSW 2052 Telephone: + 61 2 9385 7239 Facsimile: + 61 2 9385 7238 Email: j.walsh@unsw.edu.au

(b)	For Cleveland BioLabs, Inc:	Michael Fonstein, CEO Cleveland BioLabs, Inc. 7800 Blackberry Lane, Gates Mills, OH 44040 Telephone: 773-517-0789 Fax: (440) 423-0389 Email: fon@cbiolabs.com

17.	No assignment

A party must not assign its rights or obligations under this agreement without the prior written consent of the other party.

18.	Entire agreement

Subject to clause 2.1, this agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes any previous agreement of the parties, or any other communication or representation made, in relation to its subject matter.

19.	Severance

Any provision of this agreement which is held to be void, illegal or unenforceable will be severed without affecting the other provisions of this agreement.

SCHEDULE

Project investigators:	Associate Professor MD Norris Professor M Haber Professor AV Gudkov

Project title:	Specific gene inhibition through functional genomics and high through-put small molecule screening.

Project summary:
This project will utilize functional genomic technologies in an attempt to identify genes in childhood neuroblastoma as potential candidates for the future development of molecular-targeted gene therapy. By screening large libraries of chemical compounds, we aim to identify compounds with the ability to specifically inhibit these gene targets. This project will therefore define novel molecular targets and possibly facilitate the future development of new therapeutic approaches to treating neuroblastoma. In addition, the project will develop know-how that can be utilized by both the industry partner and the broader research community and will introduce to Australian science novel techniques and skills.

ARC Grant number:	LP0347836

ARC Grant funds:	2003 $64,796 2004 $68,432 (indicative) 2005 $69,800 (indicative)

Cash contribution by the Collaborator	2003 $24,000 2004 $38,925 2005 $33,300

In-kind contribution by the Collaborator	2003 $74,300 2004 $46,520 2005 $65,047

EXECUTED as an agreement.

SIGNED for and on behalf of THE UNIVERSITY OF NEW SOUTH WALES by:

                               /s/James Walsh
Signature of authorized person

Office Held:	Director Research Office The University of New South Wales UNSW SYDNEY NSW 2052

James Walsh
Print name of authorized person

SIGNED for and on behalf of CLEVELAND BIOLABS by:

                                /s/ Michael Fonstein
Signature of authorized person

CEO
Office held

Michael Fonstein
Print name of authorized person